Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-283688

CALAMOS AKSIA PRIVATE EQUITY AND ALTERNATIVES FUND

(the “Fund”)

Supplement dated December 3, 2025

to the Fund’s Prospectus and Statement of Additional Information dated June 30, 2025

This supplement updates certain information contained in the Fund’s prospectus and statement of additional information and should be attached to the prospectus and statement of additional information, as applicable, and retained for future reference.

Capitalized terms not defined herein have the same meaning as in the Fund’s prospectus and statement of additional information, as applicable.

At a meeting of the board of trustees (the “Board”) held on November 20, 2025, the Board approved a change to the Fund’s fiscal year end from March 31 to June 30, effective December 1, 2025. The Fund will prepare a shareholder report through December 31, 2025, that will incorporate the interim period from October 1, 2025 to December 31, 2025. The Fund’s investment objective, strategies, risks and all other policies have not changed.

There are no other changes to the prospectus or statement of additional information.

Please keep this Supplement for future reference.